UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 22, 2014
Facebook, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35551	20-1665019

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1601 Willow Road
Menlo Park, California	94025

(Address of Principal Executive Offices)	(Zip Code)

(650) 543-4800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

£	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 22, 2014, Facebook, Inc. (the “Company”) held its annual meeting of stockholders at the Sofitel San Francisco Bay located at 223 Twin Dolphin Drive, Redwood City, California 94065 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on seven proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2014 (the “Proxy Statement”). There were 1,630,637,448 shares of Class A common stock and 429,076,223 shares of Class B common stock present at the beginning of the Annual Meeting in person or by proxy, which represented 76.71% of the combined voting power of the shares of Class A common stock and Class B common stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of the Company’s Class A common stock were entitled to one vote for each share held as of the close of business on March 24, 2014 (the “Record Date”), and holders of the Company’s Class B common stock were entitled to ten votes for each share held as of the Record Date.
The stockholders of the Company voted on the following proposals at the Annual Meeting:
1.To elect eight directors, all of whom are currently serving on the Company’s board of directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.
2.To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.
3.A stockholder proposal regarding change in stockholder voting.
4.A stockholder proposal regarding lobbying expenditures.
5.A stockholder proposal regarding political contributions.
6.A stockholder proposal regarding childhood obesity and food marketing to youth.
7.A stockholder proposal regarding an annual sustainability report.
The voting results for each of these proposals are detailed below.
1.Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Marc L. Andreessen	5,797,655,031	195,299,223	429,765,524
Erskine B. Bowles	5,945,215,302	47,738,952	429,765,524
Susan D. Desmond-Hellmann	5,960,315,861	32,638,393	429,765,524
Donald E. Graham	5,934,835,243	58,119,011	429,765,524
Reed Hastings	5,964,623,829	28,330,425	429,765,524
Sheryl K. Sandberg	5,650,263,084	342,691,170	429,765,524
Peter A. Thiel	5,972,880,935	20,073,319	429,765,524
Mark Zuckerberg	5,650,907,180	342,047,074	429,765,524
Each of the eight nominees for director was elected to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

2.Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions
6,384,751,471	31,118,157	6,850,150
There were no broker non-votes on this proposal.
The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.
3.Stockholder Proposal Regarding Change in Stockholder Voting

For	Against	Abstentions	Broker Non-Votes
1,028,379,452	4,941,926,221	22,648,581	429,765,524

The stockholders did not approve the stockholder proposal regarding a change in stockholder voting.
4.Stockholder Proposal Regarding Lobbying Expenditures

For	Against	Abstentions	Broker Non-Votes
475,923,701	5,336,206,217	180,824,336	429,765,524
The stockholders did not approve the stockholder proposal regarding lobbying expenditures.
5.Stockholder Proposal Regarding Political Contributions

For	Against	Abstentions	Broker Non-Votes
33,270,856	5,906,392,724	53,290,674	429,765,524
The stockholders did not approve the stockholder proposal regarding political contributions.
6.Stockholder Proposal Regarding Childhood Obesity and Food Marketing to Youth

For	Against	Abstentions	Broker Non-Votes
44,327,022	5,734,903,806	213,723,426	429,765,524
The stockholders did not approve the stockholder proposal regarding childhood obesity and food marketing to youth.
7.Stockholder Proposal Regarding an Annual Sustainability Report

For	Against	Abstentions	Broker Non-Votes
340,378,446	5,458,128,003	194,447,805	429,765,524
The stockholders did not approve the stockholder proposal regarding an annual sustainability report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: May 23, 2014	By:	/s/ Colin S. Stretch

Name: Colin S. Stretch
Title: Vice President, General Counsel,
and Secretary